UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2009

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The employment of Christopher J. Aitken and his service in the position of Executive Vice President and Head of Corporate Development of LECG Corporation (the “Company”) will terminate effective February 13, 2009.

(e)           In connection with his resignation as an officer and employee of the Company, Mr. Aitken and the Company entered into a Separation Agreement and Release, dated February 10, 2009 (the “Separation Agreement”), which provides that Mr. Aitken will receive separation consideration from the Company in the amount of $312,000, plus reimbursement of the cost for continued COBRA coverage for Mr. Aitken and his qualifying dependents for a period of up to 12 months.  The Separation Agreement also includes a general release from Mr. Aitken on standard terms.  No change is made in the price, vesting or exercise terms of the stock options and restricted stock previously granted to Mr. Aitken, which will cease vesting as of February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

Date: February 10, 2009